UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-28386	91-1533912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Western Avenue, Suite 800

Seattle, Washington 98121

(Address of Principal Executive Offices, and Zip Code)

(206) 282-7100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CTIC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2021, the board of directors (the “Board”) of CTI BioPharma Corp. (the “Company”) appointed Diane Parks as a member of the Board. Ms. Parks will serve until the Company’s 2022 Annual Meeting of Stockholders or until her successor is duly elected and qualified, effective immediately.

Ms. Parks, age 68, serves on a number of public company boards of directors. She has served as a member of the board of directors and member of the audit and compensation committees of Soligenix, Inc. (NASDAQ: SNGX), a late-stage biopharmaceutical company, since July 2019. She has served as a member of the board of directors and member of the remuneration committee of Calliditas Therapeutics AB (NASDAQ: CALT), a biopharmaceutical company, since May 2019. She has served as a member of the board of directors and member of the compensation committee of Kura Oncology, Inc. (NASDAQ: KURA), a clinical-stage biopharmaceutical company, since October 2019. She has also served as a member of the board of directors and member of the compensation committee of TriSalus Life Sciences Inc., an immuno-oncology company, since July 2019. Prior to her retirement, Ms. Parks most recently served as Senior Vice President, Head of U.S. Commercial at Kite Pharma, Inc. (NASDAQ: KITE), a biotechnology company, from February 2016 to July 2018. She also previously served as Vice President of Marketing at Pharmacyclics, Inc. (NASDAQ: PCYC), a biopharmaceutical company, from October 2014 to October 2015 and Vice President of Sales at Amgen Inc. (NASDAQ: AMGN), a biopharmaceutical company, from 2007 to June 2014. Ms. Parks received her B.S. from Kansas State University and her M.B.A. from Georgia State University.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2021, Ms. Parks will receive an annual cash retainer of $45,000 for her service as a member of the Board, subject to increase for any board or committee positions to which she is appointed in the future. In addition, Ms. Parks has been granted an option to purchase 120,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant. The equity awards will be made under the Company’s Amended and Restated 2017 Equity Incentive Plan. The shares underlying the option will vest and become exercisable on the first anniversary of August 24, 2021, subject to Ms. Parks’ continued service to the Company. Ms. Parks will enter into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form 8-K filed on January 24, 2018.

There are no arrangements or understandings between Ms. Parks and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Parks and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 24, 2021, the Company issued a press release announcing Ms. Parks’ appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location

99.1	Press Release, dated August 24, 2021	Furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: August 24, 2021	By:	/s/ Adam R. Craig
Adam R. Craig
President, Chief Executive Officer and Interim Chief Medical Officer